power of attorney
Know by all these present, that the undersigned
hereby constitutes and appoints each of Joshua K.
Hancock and Dominique R. Colvard, signing singly,
the undersigned's true and lawful attorney-in-fact
to:
1. execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer and/or
director of Key Energy Services, Inc. (the
"Company"), Forms 3, 4, and 5 (collectively,
"Section 16 Reports") in accordance with Section
16(a) of the Securities Exchange Act of 1934 and
the rules thereunder;
2. do and perform any and all acts for and on
behalf of the undersigned which may be necessary
or desirable to complete and execute any Section
16 Reports, complete and execute any amendments
thereto, and timely file such form with the
United States Securities and Exchange Commission
and any stock exchange or similar authority; and
3. take any other action of any type whatsoever in
connection with the foregoing which, in the
opinion of such attorney-in-fact, may be of
benefit to, in the best interest of, or legally
required by, the undersigned, it being
understood that the documents executed by such
attorney-in-fact on behalf of the undersigned
pursuant to this Power of Attorney shall be in
such form and shall contain such terms and
conditions as such attorney-in-fact may approve
in such attorney-in-fact's discretion.
The undersigned hereby grants to Joshua K. Hancock
and Dominique R. Colvard, each such attorney-in-
fact, full power and authority to do and perform any
and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of
any of the rights and powers herein granted, as
fully to all intents and purposes as the undersigned
might or could do if personally present, with full
power of substitution or revocation, hereby
ratifying and confirming all that such attorney-in-
fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done
by virtue of this power of attorney and the rights
and powers herein granted.  The undersigned
acknowledges that the foregoing attorneys-in-fact,
in serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company
assuming, any of the undersigned's responsibilities
to comply with Section 16 of the Securities Exchange
Act of 1934.
This Power of Attorney shall remain in full force
and effect until the undersigned is no longer
required to file Section 16 Reports with respect to
the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 15 day
of December 2010.
/s/ KIMBERLY R. FRYE
Signature

Kimberly R. Frye